EXHIBIT 5.1

                           [SNELL & WILMER LETTERHEAD]

                                February 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE: EBIZ ENTERPRISES, INC. 2002 STOCK OPTION PLAN

Ladies and Gentlemen:

We have acted as counsel to Ebiz Enterprises, Inc, a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration of 775,000 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Company's 2002 Stock Option Plan (the "Plan").

In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation and Bylaws of the Company. We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, and the correctness of all statements.

Based upon the foregoing, we are of the opinion that:

     (1) The Company is validly existing as a corporation under the laws of the State of Nevada.

     (2) The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited solely to the laws of the State of Nevada. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

We express no opinion on the Registration Statement or prospectus included therein, or any of the reports or filings incorporated therein.

The opinions expressed herein are based upon the law and the other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        SNELL & WILMER L.L.P.